UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 15, 2025, Telomir Pharmaceuticals, Inc. (NASDAQ:TELO) announced the identification of Telomir-Ag2 as a novel drug candidate following successful preclinical validation of its antimicrobial activity. Telomir-Ag2 is a stabilized Silver(II) complex developed using the Company’s proprietary Telomir-1 platform.

In a recent Minimum Inhibitory Concentration (MIC) study, Telomir-Ag2 demonstrated broad-spectrum antibacterial activity against both Gram-positive and Gram-negative strains, including methicillin- and aminoglycoside-resistant Staphylococcus aureus (MARSA). Telomir-Ag2 also showed greater antibacterial activity compared to the Company’s Silver(I)-based formulation, Telomir-Ag1.

This development builds on the Company’s previously announced scientific achievement in stabilizing Silver(II) in a biologically compatible form. Silver(II) is known for its high oxidative potential and potent antimicrobial properties but has historically been considered too unstable for use in medicine. The ability to stabilize and preserve its activity represents a notable advancement in the field of antimicrobial science.

The Company believes these results may have potential implications for addressing drug-resistant infections in high-risk settings, such as burn wounds and post-surgical complications. Telomir plans to proceed with formulation development and evaluate strategic and regulatory pathways to advance Telomir-Ag2.

For additional details, please refer to the press release issued on May 15, 2025, available on the Company’s website at www.telomirpharma.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACUTICALS, INC.

Dated: May 15, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer